Our Business

Fixed Wireless Services

Towerstream Corporation provides broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum. Our service supports bandwidth on demand, wireless redundancy, virtual private networks (“VPNs”), disaster recovery, bundled data and video services. We provide broadband services to business customers in New York City, Boston, Chicago, Los Angeles, San Francisco, Seattle, Miami, Dallas-Fort Worth, Philadelphia, Nashville, Las Vegas-Reno and Providence-Newport.

Hetnets Tower Corporation

Through our wholly-owned subsidiary Hetnets Tower Corporation (“Hetnets”), in January 2013, we established a stand-alone operating entity to facilitate the growth of our shared wireless infrastructure business. We are in the process of transferring assets and operations of this business segment to Hetnets, which is expected to offer: (1) small cells, or “Small Cells,” which include indoor and outdoor carrier neutral Wi-Fi antennae, distributed antennae systems (“DAS”), and Metro and Pico cells, (2) rooftop space, rooftop antennae and other structures, such as towers, and (3) colocation services, including cabinets, switch ports, interconnection services, including backhaul or transport, and power and power backup services. Prior to establishing Hetnets in January 2013, we made a material financial investment in the development of this business segment. See “Shared Wireless Business,” and “Risk Factors – Risks Related to our Hetnets Business.”

Our Network

In each of our geographic markets we enter into lease agreements with building owners which constitute our “Company Locations.”  At these locations, we invest in a significant amount of equipment in order to connect numerous customers to the Internet or to pass Small Cell signals to carriers and other service providers.  We also connect to the Internet via IP transit agreements or peering arrangements with a national service provider. These connection points are referred to as Points of Presence, or PoPs.  Each PoP is “linked” to one or more other PoPs to enhance redundancy that provide for no single point of failure in the network.  We refer to the core connectivity of all of our PoPs as a “Wireless Ring in the Sky.”   Each PoP has a coverage area averaging approximately six miles although the distance can be affected by numerous factors, most significantly, how clear the line of sight is between the PoP and a customer location. Our network is utilized both for our Fixed Wireless Services (our legacy business) and will be made available under a services agreement to Hetnets as we develop and offer shared wireless infrastructure services.

Since our broadband network does not depend on traditional copper wire or fiber connections which are the backbone of many of our competitor’s legacy networks, we believe we have a competitive advantage because we may not be significantly affected by events such as natural disasters and power outages, which affect installed legacy infrastructure which is often at or below ground level.

We also install equipment at each customer location which constitute our “Customer Locations”.  Equipment installed at both Company and Customer Locations includes receivers and antennas.  A wireless connection is established between each Customer Location to one or more PoPs through which our network is accessed on a largely wireless basis. Our new Hetnets installations include multiple receivers and antennas installed at or near street level to provide bandwidth for Small Cell and Wi-Fi systems through which our network is accessed.

Markets

We intend to grow our business by deploying our service more broadly and seeking to rapidly increase our customer base. We intend to deploy our wireless broadband network broadly both in terms of geography and categories of commercial and business customers. We intend to increase the number of geographic markets we serve by expanding into new markets and through strategic acquisitions.

We determine which geographic markets to enter by assessing a number of criteria in four broad categories. First, we evaluate our ability to deploy our service in a given market, taking into consideration our spectrum position, the availability of towers and zoning constraints. Second, we assess the market by evaluating the number of competitors, existing price points, demographic characteristics and distribution channels. Third, we evaluate the economic potential of the market, focusing on our forecasts of revenue growth opportunities and capital requirements. Finally, we look at market clustering opportunities and other cost efficiencies that might be realized. Based on this approach, as of December 31, 2012, we offered wireless broadband connectivity in twelve markets, of which nine are in the top twenty metropolitan areas in the United States a based on the number of a small to medium businesses (“SMB”) in each market.

We believe there are significant market opportunities beyond the twelve markets in which we are currently offering our services.  Our long-term plan is to expand nationally into other top metropolitan markets in the United States.  We also have been growing our network through acquisitions. We believe there are significant opportunities to acquire additional network operators and service providers to grow more rapidly.  We believe many operators that we would seek to acquire can be acquired through equity issuances or with our cash balances, or a combination thereof.  We believe opportunities may exist to acquire rather than build our own infrastructure in various markets on a more cost effective basis.  We completed two acquisitions in 2010 and two acquisitions in 2011. In 2012, we entered into agreements for an additional acquisition expected to close in 2013. Our decision to expand into new markets will depend upon many factors including the timing and frequency of acquisitions, national and local economic conditions, and the opportunity to leverage existing customer relationships in new markets.

Our acquisitions included One Velocity, Inc. (“One Velocity”), operating in Las Vegas and Reno, Nevada, Color Broadband Communications, Inc. (“Color Broadband”), operating in Los Angeles, California and, subject to closing following regulatory approval, will include Delos Internet, operating in Houston, Texas.

Shared Wireless Business

On January 8, 2013, we formed Hetnets Tower Corporation (“Hetnets”), as a wholly-owned subsidiary. We are in the process of transferring to Hetnets our shared wireless infrastructure business, consisting of : (1) small cells, or “Small Cells,” which include indoor and outdoor carrier neutral Wi-Fi antennae, distributed antennae systems (“DAS”), and Metro and Pico cells, (2) rooftop space, rooftop antennae and other structures, such as towers, and (3) colocation services, including cabinets, switch ports, interconnection services, including backhaul or transport, and power and power backup services. We intend to operate Hetnets as a separate operating unit which will include representatives of the Company in key board and management positions but also intend to attract industry experts from the cellular tower and related industries. Our plans for Hetnets may include financing for Hetnets on a stand-alone basis, joint venture arrangements with strategic partners or financial investors, spinning off to our stockholders all or a portion of Hetnets, or a public offering of a portion of the equity of Hetnets (which may include REIT qualification) and national market listing, although such actions have not yet been approved by the Company and may be subject to regulatory and other hurdles and therefore may change.

We formed Hetnets because we believe that the wireless communications industry is experiencing a fundamental shift from its current, macro-cellular architecture to hyper-densified Small Cell architecture, where existing cell sites will be supplemented by many smaller base stations operating near street level. We have developed street level shared wireless infrastructure designed to meet the demand expected to be generated by this fundamental shift, and intend to operate and grow this segment of our business.

The current assets we own that are part of our shared wireless infrastructure for hyper-densified Small Cell architecture includes approximately 10,000 antennae locations, consisting of 3,000 carrier neutral live Wi-Fi nodes and 7,000 Small Cell antennae locations, providing over 600 GB/hour/km2 of available bandwidth. Our Small Call antennae architecture locations are primarily concentrated in New York City, Chicago, San Francisco, Philadelphia and Miami, which constitute five of the top eleven metropolitan markets (by population in the United States).

The primary reason for the creation of Hetnets is to separate the Company’s shared wireless infrastructure business from its broadband business, and allow Hetnets to focus exclusively on growing the shared wireless infrastructure business.

Competitive Strengths

Even though we face substantial existing and prospective competition, we believe that we have a number of competitive advantages that will allow us to retain existing customers and attract new customers over time.

Reliability

Our network was designed specifically to support wireless broadband services. The networks of cellular, cable and DSL companies rely on infrastructure that was originally designed for non-broadband purposes. We also connect the customer to our Wireless Ring in the Sky which has no single point of failure. This ring is fed by multiple lead Internet providers located at opposite ends of our service cities and connected to our national ring which is fed by multiple leading carriers. We believe that we are the only wireless broadband provider that offers true separate egress for true redundancy. With DSL and cable offerings, the wireline connection can be terminated by one backhoe swipe or switch failure. Our Wireless Ring in the Sky is not likely to be affected by backhoe or other below-ground accidents or severe weather. As a result, our network has historically experienced reliability rates of approximately 99%.

Flexibility

Our wireless infrastructure and service delivery enables us to respond quickly to changes in a customer’s broadband requirements.  We offer bandwidth options ranging from 0.5 megabits per second up to 1.5 gigabit per second.  We can usually adjust a customer’s bandwidth remotely and without having to visit the customer location to modify or install new equipment.  Changes can often be made on a same day basis.

Timeliness

In many cases, we can install a new customer and begin delivering Internet connectivity within 3 to 5 business days after receiving a customer’s order.  Many of the larger telecommunications companies can take 30 to 60 days to complete an installation.  The timeliness of service delivery has become more important as businesses conduct more of their business operations through the Internet.

Value

We own our entire network which enables us to price our services lower than most of our competitors. Specifically, we are able to offer competitive prices because we do not have to buy a local loop charge from the telephone company.

Efficient Economic Model

Our economic model is characterized by low fixed capital and operating expenditures relative to other wireless and wireline broadband service providers. We own our entire network, which eliminates costs involved with using leased lines owned by telephone or cable companies. Our network is modular.  Coverage is directly related to various factors, including the height of the facility we are on and the frequencies we utilize.  The average radius area covered by a PoP is approximately a six mile radius.

Experienced Management Team

We have an experienced executive management team with more than 35 years of combined experience as company leaders.  Our President and Chief Executive Officer, Jeffrey M. Thompson, is a founder of the Company and has more than 20 years of experience in the data communications industry.  Our Chief Financial Officer, Joseph P. Hernon, has been the chief financial officer for three publicly traded companies over the past 15 years.